EXHIBIT 99.1

Bannix Acquisition Corp. Announces Monthly Extension to Complete its Initial Business Combination

Wilmington, DE, September 16, 2024 (GLOBE NEWSWIRE) - Bannix Acquisition Corp. (“Bannix”) announced today that its board of directors (the “Board”) has decided to extend the date by which Bannix must consummate an initial business combination (the “Deadline Date”) from September 14, 2024 for an additional month, to October 14, 2024.

As previously disclosed, at an annual meeting of its stockholders held on September 6, 2024, Bannix’ stockholders voted in favor of a proposal to amend Bannix’s Amended and Restated Certificate of Incorporation (as amended, the “Amended Charter”) to provide Bannix with the right to extend the Deadline Date up to six times for an additional one month each time (the “Extension”) until March 14, 2025.

Also as previously announced, if an Extension is implemented, the sponsor of Bannix, Instant Fame LLC (the “Sponsor”), or its designees will deposit into the trust account, as a loan, the lesser of (x) $25,000 and (y) $0.05 for each share that is not redeemed in connection with the special meeting.

On September 13, 2024, the Board, at the request of the Sponsor, decided to implement the nineteenth Extension and to extend the Deadline Date for an additional month to October 14, 2024.

About Bannix Acquisition Corp.

Bannix Acquisition Corp. is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release and oral statements made from time to time by representatives of the Company may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact :

Bannix Acquisition Corp

Douglas Davis, CEO

(302) 305-4790

doug.davis@bannixacquisition.com